UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported) – February 8, 2006

TRIAD HOSPITALS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-14695	75-2816101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Tennyson Parkway
Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

(214) 473-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Annual Incentive Plans

Fiscal 2006. On February 8, 2006, Triad Hospitals, Inc. (the “Company”) adopted the Triad Hospitals, Inc. 2006 Annual Incentive Plan (the “2006 Plan”) to encourage superior performance and to assist the Company in attracting, retaining and motivating key personnel. The 2006 Plan provides for objective, performance-based annual cash bonus awards for eligible employees, including the Company’s executive officers, subject to a maximum limit. The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), which administers the 2006 Plan, will determine the employees eligible to participate in the 2006 Plan.

Amounts payable under the 2006 Plan will be based on the Company’s achievement of specific performance criteria. Bonus awards under the 2006 Plan will be paid to plan participants if the Company achieves at least 98% of a specified earnings per share (“EPS”) target for fiscal 2006, which target has been set by the Compensation Committee. Bonus awards for corporate participants will consist of a base bonus, calculated using a predetermined percentage of a participant’s salary, and a supplemental bonus, calculated using the amount by which the Company’s actual EPS exceed the target EPS. Bonus awards for division participants will consist of a base bonus, calculated using a predetermined percentage of base salary, and a supplemental bonus. The supplemental bonus for division participants will be calculated using either (i) the amount by which the division’s actual earnings before interest, taxes, depreciation and amortization (“EBITDA”) exceed a specified EBITDA target, which amount is subject to decrease if the division does not meet additional specified EBITDA, margin and cash accounts receivable targets; or, if greater (ii) the supplemental bonus calculation used for corporate participants. Bonus awards for both corporate and division participants are subject to decrease if specified systemwide quality and patient financial services performance goals are not met. The maximum amount payable to any corporate and division participant under the 2006 Plan is 150% of the participant’s base bonus amount, which will be paid if the Company’s actual EPS for fiscal 2006 meet or exceed 107.5% of its target EPS.

Awards under the 2006 Plan will be payable as soon as practical following the end of fiscal year 2006. In the event a participant’s employment with the Company is terminated prior to the payment of an award under the 2006 Plan by any reason other than retirement, total and permanent disability or death, the participant will forfeit any right to receive an award. The Compensation Committee will have the final authority with respect to all awards made under the 2006 Plan and may consider recommendations to adjust performance criteria retroactively so as to avoid unwarranted penalties or unearned windfalls.

Fiscal 2005. On February 8, 2006, the Compensation Committee approved fiscal 2005 annual cash bonus awards for the Company’s chief executive officer (“CEO”), and each of the Company’s four other most highly compensated executive officers, based on salary and bonus earned during fiscal 2005 (together with the CEO, the “Named Executive Officers”). The bonus awards were approved following an assessment of the Company’s performance against its earnings per share target for 2005. The awards were made pursuant to the terms of the Triad Hospitals, Inc. 2005 Annual Incentive Plan (the “2005 Plan”), which was previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K, dated February 3, 2005. The following bonus awards approved by the Compensation Committee will be paid as soon as practical:

Officer	2005 Bonus Award
James D. Shelton Chairman, President and Chief Executive Officer	$1,141,875

Michael J. Parsons Executive Vice President and Chief Operating Officer	$258,789

Daniel J. Moen Executive Vice President of Development	$240,400

William L. Anderson Division President	$205,556

Nicholas J. Marzocco Division President	$152,669

Long-Term Incentive Plan

On February 8, 2006, the Compensation Committee approved the following grant of restricted shares of the Company’s common stock, par value $.01 per share, to the Company’s Named Executive Officers under the Triad Hospitals, Inc. Amended and Restated Long-Term Incentive Plan (the “LTIP Plan”), which was previously filed as Exhibit A to the

Company’s definitive proxy statement on Schedule 14A in connection with its annual meeting of stockholders held on May 24, 2005:

Officer	Number of Restricted Shares
James D. Shelton	50,000
Michael J. Parsons	20,000
Daniel J. Moen	20,000
William L. Anderson	10,000
Nicholas J. Marzocco	10,000

The restricted shares vest in equal annual installments over the next four years, with the first one-fourth vesting on February 8, 2007.

Increases to Annual Base Salary Levels

On February 8, 2006, the Compensation Committee approved increases to the annual base salary levels of the Company’s Named Executive Officers. The annual base salary levels of the following executive officers have been set as follows, effective February 26, 2006:

Officer	Annual Base Salary
James D. Shelton	$1,575,800
Michael J. Parsons	$535,693
Daniel J. Moen	$497,628
William L. Anderson	$354,585
Nicholas J. Marzocco	$395,032

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD HOSPITALS, INC.

By:	/s/ REBECCA HURLEY
Rebecca Hurley Senior Vice President and General Counsel

Date: February 14, 2006